EXHIBIT 10.5

  Department of Transport      FORM ROS 25 1/94
  Merchant Shipping (Registration, etc.) Act 1993

                               MORTGAGE OF A SHIP
                to secure Account Current etc./other obligation

  - If more than one mortgagor then a separate mortgage is required from each mortgagor, unless shares are jointly held.
  - In respect of fishing vessels, mortgages may be registered only against those registered with FULL registration.
  - The prompt registration of a mortgage deed with the Registry is essential to establish the priority of the mortgage. This is because the priority of the mortgage is determined by the date on which it is produced for registration and not from the date of the mortgage itself.
  - If the mortgagor is a company, the mortgage must also be registered with the Registrar of Companies within 21 days of its execution.
  -  It is important that the Registry is informed of any changes.
  - Please write in black ink using BLOCK CAPITALS, and tick boxes where appropriate.

  The mortgage reference No. (issued by the mortgagee) is:

  SECTION 1:  DETAILS OF THE SHIP

     IS THIS MORTGAGE IN RESPECT OF A FISHING VESSELS?        Yes [ ]  No [x]
     NAME OF SHIP               IOLAIR
     OFFICIAL NUMBER            376461

  SECTION 2:  THE MORTGAGE

  Whereas there is 1.      An account current

  between 2.  Reading &  Bates  (Caledonia) Limited  having  its  registered office at  Harman House, 1  George Street, Uxbridge, Middlesex
              UB8 1QQ

              (hereinafter called "the mortgagor")

      and 2. Britoil plc, Burnside Road, Farburn Industrial Estate, Dyce, Aberdeen AB2 OPB

              (hereinafter called "the mortgagee")

          3. and such account current is regulated by a Deed of Covenant bearing even date with this Mortgage and supplemental hereto (hereinafter as the same may be from time to time amended called the "Deed of Covenant") made between the Mortgagor (1) and the Mortgagee (2) and the Mortgagor has agreed to execute this Mortgage in favour of the Mortgagee for the purpose of securing payment to the Mortgagee of all sums for the time being and from time to time owing to the Mortgagee (including loans, interest, commission and all other liabilities) in the manner and at the time set forth in the Deed of Covenant and the amount of principal, interest and other sums due at any given time can be ascertained by reference to the Deed of Covenant and the books of account (or other accounting records of the Mortgagee).


  SECTION 2:  THE MORTGAGE (continued)

  -  Complete in respect of "account current":
         Now we the mortgagor(s) in consideration of the advance made or to be made to us by the mortgagee bind ourselves to pay to the mortgagee the sums for the time being due on this security whether by way of principal interest or otherwise at the time(s) and in the manner mentioned above.



  For the purpose of better securing to the mortgagee(s) the sum mentioned above, we hereby mortgage to the mortgagee 64/64ths (sixty four sixty fourths) shares of which we are the owners in the ship described above and in its appurtenances.

  Lastly, we for ourselves, hereby declare that we have the power to mortgage in the manner aforesaid the above-mentioned shares and that they are free from encumbrances.

  COMPLETE IF THE MORTGAGOR IS A COMPANY

     Executed by the mortgagor as a deed on this 8th day of September 1995 by: signing by the following persons;

     Authorized Signatory A. Bakonyi